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EXHIBIT 21 - SUBSIDIARIES OF THE REGISTRANT


Subsidiaries - Direct/wholly-owned                   State of Incorporation
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First National-America's Bank                                Alabama
Valley National Bank                                         Alabama

Subsidiaries - Indirect/wholly-owned by First
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National-America's Bank
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The Frontier Agency, Inc.                                    Alabama
Frontier Financial Services, Inc.                            Alabama